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                                                                     EXHIBIT 3.1

                              ARTICLES OF INCORPORATION

                                          OF

                         NEXTLINK COMMUNICATIONS MERGER, INC.


    Pursuant to RCW 23B.02.020 of the Washington Business Corporation Act, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

         1. NAME. The name of the corporation (the "Corporation") is NEXTLINK COMMUNICATIONS MERGER, INC.

         2. PURPOSE. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Corporation Law of the State of Washington.

         3. SHARES. The Corporation shall have authority to issue Three Hundred Fifty Million (350,000,000) shares of common stock (the "Common Stock"), which shall be divided into two classes, Two Hundred Fifty Million (250,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and One Hundred Million (100,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). The Corporation shall have authority to issue Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         The Class A and Class B Common Stock are entitled to vote on all matters which come before the stockholders. Subject to the differential voting power hereafter described in this paragraph 3, all Common Stock shall vote together as a single class. Each share of Class A Common Stock shall have one
(1) vote and each share of Class B Common Stock shall have ten (10) votes on all matters on which holders of Common Stock are entitled to vote. Each share of Class B Common Stock may be converted, at any time and at the option of the holder, into one share of Class A Common Stock.

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         Except with regard to the differential voting power hereinbefore described in this paragraph 3, the Class A Common Stock and the Class B Common Stock shall carry identical characteristics, rights, preferences, and limitations, including but not limited to participating equally in any dividends when and as declared by the Directors out of funds lawfully available therefor and in any distribution resulting from a liquidation or distribution of assets, whether voluntary or involuntary, in each case subject to any preferential rights granted to any series of Preferred Stock that may be then outstanding.

         Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") and recorded in Articles of Amendment adopted and filed as required by RCW 23B.06.020(4) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Washington.

         4. NO PREEMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

         5. NO CUMULATIVE VOTING. At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

         6.   BYLAWS.  In furtherance and not in limitation of the

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powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

         7. REGISTERED AGENT AND OFFICE. The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

         NAME                     ADDRESS

         DWTR&J Corp.             2600 Century Square
                                  1501 Fourth Avenue
                                  Seattle, WA  98101-1688

         8. DIRECTORS. The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of 6 directors and their names and addresses are as follows:

         NAME                     ADDRESS

         Craig O. McCaw           2300 Carillon Point
                                  Kirkland, Wa. 98033

         Scot Jarvis              155 108th Ave. N.E., Ste. 810
                                  Bellevue, Wa. 98004

         James F. Voelker         155 108th Ave. N.E., Ste. 810
                                  Bellevue, Wa. 98004

         C. James Judson          2300 Carillon Point
                                  Kirkland, Wa. 98033

         Dennis Weibling          2300 Carillon Point
                                  Kirkland, Wa. 98033

         William A. Hoglund       2300 Carillon Point
                                  Kirkland, Wa. 98033

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    The term of the initial directors shall be until the first annual meeting of the shareholders or until their successors are elected and qualified, unless removed in accordance with the provisions of the Bylaws. Elections of directors need not be by written ballot.


         9. INCORPORATOR. The name and mailing address of the incorporator are as follows:

                   Greg F. Adams
                   Davis Wright Tremaine
                   2600 Century Square
                   1501 Fourth Avenue
                   Seattle, Washington 98101-1688

         10.  INDEMNIFICATION.

         (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Washington any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee,

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employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this paragraph 10.

         (c) The indemnification and other rights set forth in this paragraph 10 shall not be exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         (d) Neither the amendment nor repeal of this paragraph 10, subparagraph (a), (b) or (c), nor the adoption of any provision of these Articles of Incorporation inconsistent with this paragraph 10, subparagraph (a),
(b) or (c), shall eliminate or reduce the effect of this paragraph 10, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 10, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         11. LIMITATION OF DIRECTOR LIABILITY. A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right

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or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

         12. SHAREHOLDER VOTING ON CERTAIN TRANSACTIONS. In order to obtain shareholder approval in connection with the following corporate actions, such actions must be approved by each voting group of shareholders entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group: amendment of the Articles of Incorporation; a plan of merger or share exchange; the sale, lease, exchange, or other disposition of all, or substantially all, of the corporation's assets other than in the usual and regular course of business; or dissolution of the corporation.


         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the Corporation Law of the State of Washington, executes these Articles, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 13th day of January, 1997.



                                   /s/ GREG F. ADAMS
                                  --------------------------
                                  Greg F. Adams
                                  Incorporator


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